As filed with the Securities and Exchange Commission on October 6, 2020

Registration No. 333-12503

 Registration No. 333-52631

 Registration No. 333-62333

Registration No. 333-72149

 Registration No. 333-35068

 Registration No. 333-35074

 Registration No. 333-37892

 Registration No. 333-44608

 Registration No. 333-44610

 Registration No. 333-54904

 Registration No. 333-56002

 Registration No. 333-81702

 Registration No. 333-91534

 Registration No. 333-113558

 Registration No. 333-125351

 Registration No. 333-159653

 Registration No. 333-168939

 Registration No. 333-204495

 Registration No. 333-225997

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

POST-EFFECTIVE AMENDMENT No. 1 TO

FORM S-8 REGISTRATION STATEMENT No. 333-62333

 FORM S-8 REGISTRATION STATEMENT No. 333-72149

FORM S-8 REGISTRATION STATEMENT No. 333-35068

 FORM S-8 REGISTRATION STATEMENT No. 333-37892

FORM S-8 REGISTRATION STATEMENT No. 333-44608

 FORM S-8 REGISTRATION STATEMENT No. 333-44610

FORM S-8 REGISTRATION STATEMENT No. 333-56002

 FORM S-8 REGISTRATION STATEMENT No. 333-91534

FORM S-8 REGISTRATION STATEMENT No. 333-125351

 FORM S-8 REGISTRATION STATEMENT No. 333-159653

FORM S-8 REGISTRATION STATEMENT No. 333-168939

 FORM S-8 REGISTRATION STATEMENT No. 333-204495

FORM S-8 REGISTRATION STATEMENT No. 333-225997

POST-EFFECTIVE AMENDMENT No. 2 TO

FORM S-8 REGISTRATION STATEMENT No. 333-12503

 FORM S-8 REGISTRATION STATEMENT No. 333-52631

FORM S-8 REGISTRATION STATEMENT No. 333-35074

 FORM S-8 REGISTRATION STATEMENT No. 333-54904

FORM S-8 REGISTRATION STATEMENT No. 333-113558

 POST-EFFECTIVE AMENDMENT No. 3 TO

FORM S-8 REGISTRATION STATEMENT No. 333-81702

UNDER THE SECURITIES ACT OF 1933

_______________

E*TRADE FINANCIAL, LLC

(Exact name of registrant as specified in its charter)

Delaware		94-2844166
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
671 N. Glebe Road Arlington, Virginia 22203
(Address of Principal Executive Offices, Including Zip Code)

ShareData, Inc. Officer and Director Stock Option Plan

ShareData, Inc. Amended and Restated 1984 Stock Option Plan

1998 Special Nonstatutory Stock Option Plan

Nonstatutory Stock Option Agreement

Options Granted to Certain Individuals

Option Grants to Certain Individuals Pursuant to Written Compensation Agreements

Telebanc Financial Corporation 1997 Stock Option Plan

Telebanc Financial Corporation 1998 Stock Incentive Plan

Telebanc Financial Corporation Stock Option Plan

E*TRADE UK (Holdings) Limited 1999 Executive Share Option Scheme

Card Capture Services, Inc. 1996 Incentive Stock Option Plan

Card Capture Services, Inc. 1997 Incentive Stock Option Plan

Card Capture Services, Inc. 1998 Stock Incentive Compensation Plan

Confluent, Inc. 1997 Equity Incentive Plan (as assumed by the Registrant)

Versus Technologies, Inc. Stock Option Plan (as assumed by the Registrant)

LoansDirect, Inc. 1999 Stock Option/Stock Issuance Plan (as assumed by the Registrant)

E*TRADE Group, Inc. 2002 Associate Stock Purchase Plan

E*TRADE Group, Inc. Stock Purchase Plan

E*TRADE Financial Corporation 1996 Stock Incentive Plan

E*TRADE Financial Corporation 2005 Equity Incentive Plan, as amended

E*TRADE Financial Corporation 2015 Omnibus Incentive Plan

E*TRADE Financial Corporation 2018 Employee Stock Purchase Plan

(Full title of the plan)

Sebastiano Visentini Vice President E*TRADE Financial, LLC 671 N. Glebe Road, 15th Floor Arlington, VA 22203
(Name and Address of Agent for Service)

(646) 521-4300
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for ☐ complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post Effective Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by E*TRADE Financial, LLC (formerly known as E*TRADE Financial Corporation) (the “Registrant”) (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):

•	Registration Statement No. 333-12503, filed with the SEC on September 23, 1996 (as subsequently amended prior to the date hereof), registering 9,994,120 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”) under the Registrant’s 1996 Stock Incentive Plan and 650,000 shares of the Registrant’s Common Stock under the Registrant’s Stock Purchase Plan

•	Registration Statement No. 333-52631, filed with the SEC on May 14, 1998 (as subsequently amended prior to the date hereof), registering 1,900,000 shares of the Registrant’s Common Stock under the Registrant’s 1996 Stock Incentive Plan

•	Registration Statement No. 333-62333, filed with the SEC on August 27, 1998, registering 60,855 shares of the Registrant’s Common Stock under the 1998 Special Nonstatutory Stock Option Plan, 97,644 shares of the Registrant’s Common Stock under the ShareData, Inc. Amended and Restated 1984 Stock Option Plan and 147,948 shares of the Registrant’s Common Stock under the ShareData, Inc. Officer and Director Stock Option Plan

•	Registration Statement No. 333-72149, filed with the SEC on February 11, 1999, registering 250,000 shares of the Registrant’s Common Stock under the Nonstatutory Stock Option Agreement

•	Registration Statement No. 333-35068, filed with the SEC on April 18, 2000, registering 1,013,357 shares of the Registrant’s Common Stock under the E*TRADE UK (Holdings) Limited 1999 Executive Share Option Scheme, 1,105,482 shares of the Registrant’s Common Stock under the Telebanc Financial Corporation Stock Option Plan, 1,700,330 shares of the Registrant’s Common Stock under the Telebanc Financial Corporation 1997 Stock Option Plan, 2,144,945 shares of the Registrant’s Common Stock under the Telebanc Financial Corporation 1998 Stock Incentive Plan and 334,090 shares of the Registrant’s Common Stock under Options Granted to Certain Individuals

•	Registration Statement No. 333-35074, filed with the SEC on April 18, 2000 (as subsequently amended prior to the date hereof), registering 22,900,000 shares of the Registrant’s Common Stock under the Registrant’s 1996 Stock Incentive Plan and 100,000, 300,000, 100,000 and 100,000 shares of the Registrant’s Common Stock under Option Grants to Certain Individuals Pursuant to Written Compensation Agreements

•	Registration Statement No. 333-37892, filed with the SEC on May 25, 2000, registering 684,551 shares of the Registrant’s Common Stock under the Card Capture Services, Inc. 1996 Incentive Stock Option Plan, 181,870 shares of the Registrant’s Common Stock under the Card Capture Services, Inc. 1997 Incentive Stock Option Plan and 83,968 shares of the Registrant’s Common Stock under the Card Capture Services, Inc. 1998 Stock Incentive Compensation Plan

•	Registration Statement No. 333-44608, filed with the SEC on August 28, 2000, registering 13,455 shares of the Registrant’s Common Stock under the Confluent, Inc. 1997 Equity Incentive Plan (as assumed by the Registrant)

•	Registration Statement No. 333-44610, filed with the SEC on August 28, 2000, registering 1,186,671 shares of the Registrant’s Common Stock under the Versus Technologies, Inc. Stock Option Plan (as assumed by the Registrant)

•	Registration Statement No. 333-54904, filed with the SEC on February 2, 2001 (as subsequently amended prior to the date hereof), registering 14,923,512 shares of the Registrant’s Common Stock under the Registrant’s 1996 Stock Incentive Plan

•	Registration Statement No. 333-56002, filed with the SEC on February 21, 2001, registering 284,015 shares of the Registrant’s Common Stock under the LoansDirect, Inc. 1999 Stock Option/Stock Issuance Plan (as assumed by the Registrant)

•	Registration Statement No. 333-81702, filed with the SEC on January 30, 2002 (as subsequently amended prior to the date hereof), registering 17,379,624 shares of the Registrant’s Common Stock under the Registrant’s 1996 Stock Incentive Plan and 402,361 shares of the Registrant’s Common Stock under the Registrant’s Stock Purchase Plan,

•	Registration Statement No. 333-91534, filed with the SEC on June 28, 2002, registering 5,000,000 shares of the Registrant’s Common Stock under the Registrant’s 2002 Associate Stock Purchase Plan

•	Registration Statement No. 333-113558, filed with the SEC on March 12, 2004 (as subsequently amended prior to the date hereof), registering 17,902,215 shares of the Registrant’s Common Stock under the Registrant’s 1996 Stock Incentive Plan

•	Registration Statement No. 333-125351, filed with the SEC on May 31, 2005, registering 18,481,180 shares of the Registrant’s Common Stock under the Registrant’s 2005 Equity Incentive Plan

•	Registration Statement No. 333-159653, filed with the SEC on June 2, 2009, registering 30,000,000, shares of the Registrant’s Common Stock under the Registrant’s 2005 Equity Incentive Plan, as amended

•	Registration Statement No. 333-168939, filed with the SEC on August 19, 2010, registering 12,500,000, shares of the Registrant’s Common Stock under the Registrant’s 2005 Equity Incentive Plan, as amended

•	Registration Statement No. 333-204495, filed with the SEC on May 28, 2015, registering 12,265,932, shares of the Registrant’s Common Stock under the Registrant’s 2015 Omnibus Incentive Plan

•	Registration Statement No. 333-225997, filed with the SEC on June 29, 2018, registering 4,000,000 shares of the Registrant’s Common Stock under the Registrant’s 2018 Employee Stock Purchase Plan (collectively with the other plans listed in the Registration Statements, the “Plans”)

On October 2, 2020, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 20, 2020, by and among the E*TRADE Financial Corporation, a Delaware corporation (“E*TRADE”), Morgan Stanley, a Delaware Corporation (“Parent”) and Moon-Eagle Merger Sub, Inc., a Delaware Corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub was merged with and into E*TRADE with E*TRADE continuing as the surviving corporation (the “Merger”). Pursuant to the Merger Agreement, immediately following the effective time of the Merger, E*TRADE merged with and into Moon-Eagle Merger Sub II, LLC, a newly established wholly owned subsidiary of Parent (“Second Merger Sub”), with Second Merger Sub continuing as the surviving entity and the Registrant with the name “E*TRADE Financial, LLC” (the “Second Merger” and, together with the Merger, the “Mergers”).

As a result of the Mergers, the Registrant has terminated all offerings of the Registrant’s securities pursuant to the Registration Statements and is no longer issuing securities under any of the Plans. In accordance with an undertaking made by E*TRADE in Part II of each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered for issuance that remain unsold at the termination of the offering, this Post-Effective Amendment to the Registration Statements on Form S-8 is being filed in order to deregister all securities that were registered under the Registration Statements and remain unissued under the Plans and to terminate the effectiveness of each of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York on the 6th day of October 2020.

E*TRADE Financial, LLC

By:	/s/ Sebastiano Visentini
Name: Sebastiano Visentini
Title: Vice President

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.